EXHIBIT 10.17
ATMUS FILTRATION TECHNOLOGIES INC.
2022 OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
(NON-EMPLOYEE DIRECTOR)
This Agreement (this “Agreement”) is made as of the date (the “Grant Date”) set forth in the accompanying equity retainer grant letter (the “Letter”), between Atmus Filtration Technologies Inc., a Delaware corporation (the “Company”), and the director named in the Letter (the “Award Recipient”).
WHEREAS, the Company maintains a Non-Employee Director Compensation Plan (the “Director Compensation Plan”) governing the compensation of the Company’s non-employee directors;
WHEREAS, the Company has adopted the Atmus Filtration Technologies Inc. 2022 Omnibus Incentive Plan (the “Omnibus Plan”), providing for awards to, among others, directors of the Company; and
WHEREAS, the Company desires to grant the restricted stock units described in the Letter to the Award Recipient pursuant to the terms of the Director Compensation Plan and the Omnibus Plan.
NOW, THEREFORE, in consideration of the promises and mutual agreements set forth in this Agreement, the Award Recipient and the Company hereby agree as follows:
1.Grant of Award.
a.Award. The Company, as of the Grant Date, hereby grants to the Award Recipient an award (the “Award”) of the number of Restricted Stock Units set forth in the Letter (the “RSUs”) subject to the restrictions, terms and conditions set forth below, in the Director Compensation Plan and in the Omnibus Plan.
b.Omnibus Plan. This Award is granted pursuant to the Omnibus Plan, a copy of which the Award Recipient acknowledges having received. The terms and conditions of the Omnibus Plan are incorporated into this Agreement by reference. If there is a conflict between the provisions of this Agreement and the provisions of the Omnibus Plan, the provisions of the Omnibus Plan will govern. Capitalized terms not otherwise defined in this Agreement have the meanings set forth in the Omnibus Plan.
2.Vesting of Award.
Subject to Section 4, the RSUs shall vest on the date or dates indicated in the Letter.
3.Settlement.
As soon as reasonably practicable (but no more than thirty (30) days) after the date on which the RSUs vest, subject to any six-month delay to the extent required for purposes of compliance with Code Section 409A, the Company will issue to the Award Recipient a number of Shares equal to the number of RSUs that vested on such date.
4.Termination of Employment.
Except as may otherwise be provided in the Letter or the Omnibus Plan, or as may otherwise be determined by the Administrator or the Board, in the event of the termination of Award Recipient’s service for any reason (or for no reason), all then-unvested RSUs will be forfeited as of the date of such termination without consideration therefor.
5.No Rights as a Shareholder.
The Award Recipient shall not have any rights of a shareholder with respect to the Shares underlying the RSUs (including, without limitation, any voting rights or any right to dividends) until the Shares have been issued hereunder.

6.Restrictions on Transfer.
The Award Recipient may not transfer any interest in the RSUs other than under the Award Recipient’s will or as required by the laws of descent and distribution. The RSUs also may not be pledged, attached, or otherwise encumbered. Any purported assignment, alienation, sale, transfer, pledge, attachment or encumbrance of the RSUs in violation of the terms of this Agreement shall be null and void and unenforceable against the Company or its successors. In addition, notwithstanding anything to the contrary herein, the Award Recipient agrees and acknowledges that (a) with respect to any Shares issued hereunder that have not been registered under the Securities Act of 1933, as amended (the “Act”), he or she will not sell or otherwise dispose of such Shares except pursuant to an effective registration statement under the Act and any applicable state securities laws, or in a transaction which, in the opinion of counsel for the Company, is exempt from such registration, and a legend will be placed on the certificates for the Shares to such effect, and (b) the Award Recipient agrees not to sell any Shares acquired under this Award other than as set forth in the Omnibus Plan and at a time when applicable laws, Company policies or an agreement between the Company and its underwriters do not prohibit a sale.
7.Agreements of the Award Recipient.
The Award Recipient acknowledges that: (a) this Agreement is not a contract of employment and the terms of the Award Recipient’s service arrangement are not affected in any way by this Agreement except as specifically provided in this Agreement; and (b) the Award made by this Agreement does not confer any legal rights upon the Award Recipient for continuation of service or interfere with or limit the right of the Company to terminate the Award Recipient’s service arrangement at any time.
8.Legal Compliance Restrictions.
The Company is not obligated to issue or deliver any certificates or make any book entry evidencing Shares subject to the RSUs unless and until the Company is advised by its counsel that the issuance and delivery of the certificates or book entry are in compliance with all applicable laws, regulations of governmental authorities and the requirements of any securities exchange upon which the Shares are traded.
9.Taxes.
As a condition of receiving this award of RSUs, the Award Recipient agrees to pay to the Company upon demand such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, or local income or other taxes due by reason of the grant, vesting or settlement of, or by reason of any other event relating to, the RSUs. The Company will, unless it determines otherwise, satisfy such withholding obligations by withholding a number of Shares otherwise issuable hereunder having a Fair Market Value on the date the tax obligation arises equal to the amount to be withheld; provided, however, that the amount to be withheld may not exceed the total maximum statutory tax rates associated with the transaction to the extent needed for the Company to avoid adverse accounting treatment. If the Award Recipient does not make the payment described in the foregoing, then the Company or an affiliate may withhold such taxes from other amounts owed to the Award Recipient or may choose to satisfy the withholding obligations by withholding Shares otherwise issuable hereunder in accordance with the preceding sentence.
10.Notices.
Except as otherwise provided in this Agreement, all offers, notices and other communications given pursuant to this Agreement will be deemed to have been properly given if in writing and (a) hand delivered, (b) mailed, addressed to the appropriate party at the address of the party as shown at the beginning of this Agreement, postage prepaid, by certified or registered mail or by Federal Express or similar overnight courier service, or (c) sent by e-mail, facsimile or similar electronic transmission (including communications through online accounts or any applicable stock plan platform), with confirmation sent by way of one of the methods provided above. Either party may from time to time designate by written notice given in accordance with the provisions of this Section any other address or party to which such notice or communication or copies thereof must be sent.
11.Binding Effect.

This Agreement is binding upon, and inures to the benefit of, the respective successors, assigns, heirs, executors, administrators and guardians of the parties hereto.
12.Opportunity to Review.
The Award Recipient acknowledges and understands that this Agreement has been prepared on behalf of the Company by its legal counsel. The Award Recipient further acknowledges and understands that it is advisable for him or her to, and he or she has had reasonable opportunity to, consult with legal counsel or other independent advisors, other than the Company’s legal counsel, with respect to the terms and conditions of this Agreement.
13.Severability.
Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be enforceable under applicable law. However, if any provision of this Agreement is deemed unenforceable under applicable law by a court having jurisdiction, the provision will be unenforceable only to the extent necessary to make it enforceable without invalidating the remainder thereof or any of the remaining provisions of this Agreement.
14.Multiple Counterparts.
This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Any party may execute this Agreement by facsimile signature or electronic acceptance and the other party is entitled to rely on such facsimile signature or electronic acceptance as evidence that this Agreement has been duty executed by that party. Any party executing this Agreement by facsimile signature must immediately forward to the other party an original signature page by overnight mail.

[Execution page follows]

IN WITNESS WHEREOF, the Company and the Employee have caused this Agreement to be executed and delivered, all as of the Effective Date.
ATMUS FILTRATION TECHNOLOGIES INC.
    By: ___________________________
Stephanie Disher
Chief Executive Officer

ACCEPTANCE AND ACKNOWLEDGEMENT
Via electronic ACCEPTANCE, the Award Recipient accepts the Award described herein and in the Omnibus Plan, acknowledges receipt of a copy of this Agreement, the Omnibus Plan and the Omnibus Plan Prospectus, and acknowledges that Award Recipient has read them carefully and that Award Recipient fully understand their contents.